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                                                                  EXHIBIT 23.3
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of CFI ProServices, Inc. on Form S-8 of our report dated May 31, 1996 related to the combined financial statements of OnLine Financial Communication Systems, Inc. and COIN Banking Systems, Inc. for the year ended December 31, 1995 appearing in CFI ProServices, Inc.'s Form 8-K/A-1 dated June 14, 1996.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Atlanta, Georgia
August 20, 1996

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